REAL ESTATE PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                           AUSTIN SSA, LLC, AS SELLER


                                       AND


                             CAPLEASE, LP, AS BUYER


                              DATED: JULY 18, 2005
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                     REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made this 18 day of July, 2005 (the "EFFECTIVE Date") by and between AUSTIN SSA, LLC, a Missouri limited liability company ("SELLER"), and CAPLEASE, LP, a Delaware limited partnership ("BUYER").

                              W I T N E S S E T H:
In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                                   ARTICLE 1
                                SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the following (herein collectively called the "PROPERTY"):

      1.1 REAL PROPERTY. That certain real property described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "REAL PROPERTY"); and

      1.2 PERSONAL PROPERTY. All tangible personal property owned by Seller (excluding any computer software which either (a) is licensed to Seller, or (b) Seller deems proprietary), located on the Real Property and used in the ownership, operation, management and maintenance of the Real Property and all nonconfidential books, records and files (excluding any appraisals, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Real Property (herein collectively called the "PERSONAL PROPERTY"); and

      1.3 OTHER PROPERTY RIGHTS. (a) Seller's interest as landlord in the lease for the tenant of the Real Property on the Closing Date (as defined in Section 6.1) as listed on Exhibit M (herein the "LEASE"); and (b) if and to the extent assignable by Seller without any expense to Seller, (i) all service, supply, maintenance, utility and commission agreements, all equipment leases, and all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements and any additional service, supply, maintenance or utility contracts entered into in accordance with the terms of Subsection 9.2.1 hereof (all of the foregoing being herein collectively called the "CONTRACTS"), and (ii) all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property (the rights and interests of Seller described in clauses (a) through (b) hereinabove being herein collectively called the "OTHER PROPERTY RIGHTS").

                                   ARTICLE 2
                                 PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchase of the Property is as more particularly set forth in a Supplemental Agreement dated as of the date hereof (the "SUPPLEMENTAL AGREEMENT") between Seller and Buyer ("PURCHASE PRICE"). The Purchase Price shall be paid in the following manner:

      2.1 DEPOSIT MONEY. Within three (3) business days after the Effective Date, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deposit an amount set forth in the Supplemental Agreement ("INITIAL EARNEST MONEY") with First American Title Insurance Company, 633 Third Avenue, New York, New York 10017, Attention: Bruce Clay, as escrow agent ("ESCROW AGENT"). If Buyer approves or is deemed to have approved the Property as set forth in Section 4.2 of this Agreement, Buyer shall deposit an additional amount set forth in the Supplemental Agreement ("ADDITIONAL EARNEST MONEY") with Escrow Agent (the Additional Earnest Money and the Initial Earnest Money are collectively hereinafter referred to as the "DEPOSIT"). The Deposit shall be nonrefundable except as herein provided. The Deposit shall be deposited by Escrow Agent in an interest-bearing account, and any interest earned on the Deposit shall be considered a part of the Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

      2.2 CASH AT CLOSING. On the Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price, subject to the prorations and adjustments set forth in Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing (as defined in Section 6.1), in immediately available funds by wire transfer as more particularly set forth in Section 6.2.

                                   ARTICLE 3
                                  TITLE MATTERS

      3.1 TITLE TO REAL PROPERTY. Seller has delivered to Buyer a preliminary title report for the Real Property, together with copies of all items shown as exceptions to title in the preliminary title report (collectively, the "TITLE REPORT") prepared by First American Title Insurance Company ("TITLE COMPANY"). Buyer has ordered and is awaiting receipt of an ALTA As-Built survey of the Real Property ("SURVEY"). Fifteen (15) business days after Buyer's receipt of the Title Report and Survey ("APPROVAL DATE"), Buyer shall provide written notice to Seller of any matters shown by the Title Report or Survey which are not satisfactory to Buyer ("TITLE Notice"). In the event Buyer disapproves one or more items in the Title Notice ("DISAPPROVED EXCEPTIONS"), then, within five
      (5) business days after receipt of the Title Notice, Seller may notify Buyer in writing of Seller's election to cause one or more of the Disapproved Exceptions to be eliminated prior to the Closing Date (as defined below), or, alternatively, Seller may notify Buyer in writing that Seller does not intend to take action to eliminate one or more of the Disapproved Exceptions (alternatively, "SELLER'S NOTICE"). Seller's failure to timely deliver Seller's Notice shall be deemed to constitute Seller's election not to take action to eliminate any of such Disapproved Exceptions. Except as provided below, Seller shall have no obligation to cause any of the Disapproved Exceptions to be eliminated.


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

Within three (3) business days after the earlier to occur of (i) Buyer's receipt of Seller's Notice specifying which Disapproved Exceptions Seller does not intend to eliminate, or (ii) the date on which Seller last could have timely delivered Seller's Notice, Buyer shall have the right to accept title to the Real Property subject to such Disapproved Exceptions, provided Buyer notifies Seller in writing of such acceptance within such five (5) business day period. Buyer's failure to so notify Seller within such five (5) business day period shall be deemed to constitute Buyer' election to approve the Disapproved
Exceptions and to purchase the Property subject to the Disapproved Exceptions. The term "Permitted Exceptions" shall hereinafter refer to (a) title matters approved or deemed approved by Buyer pursuant to this paragraph, (b) nondelinquent real property taxes, (c) any exceptions caused by Buyer, its agents, representatives or employees, (d) the printed terms and conditions in a ALTA (or equivalent form customarily used in the jurisdiction where the Property is located) Owner's Extended Coverage Title Insurance Policy, (e) applicable zoning and building ordinances and land use regulations and (f) the Lease. Notwithstanding anything to the contrary, except as may be expressly provided with respect to Buyer's assumption of the existing bond financing, if any, in all other instances, Seller shall remove prior to the Closing Date, at Seller's sole cost and expense, the lien of any deed of trust or mortgage encumbering Seller's interest in the Real Property and the lien of any delinquent real property taxes encumbering the Real Property. Prior to the Closing, Seller shall provide to Title Company an affidavit stating the name of the single tenant of the Real Property. Notwithstanding any provision to the contrary contained in this Agreement or any of the documents to be executed in connection herewith or pursuant hereto, any or all of the Permitted Exceptions may be omitted by Seller in the Deeds (as defined in Subsection 6.3(a)) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller contained in the Deeds (which provisions shall survive the Closing and not be merged therein).

            3.1.1 DISCHARGE OF TITLE OBJECTIONS. If on the Closing Date there are any Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall either (a) deliver to Buyer at the Closing instruments in recordable form and sufficient to cause such Title Objections to be released of record, together with the cost of recording or filing such instruments, or (b) cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

      3.2 TITLE INSURANCE. At Closing, the Title Company shall issue to Buyer an ALTA Owner's Form of title insurance policy in the form of the Title Report ("OWNER'S TITLE POLICY"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that
      (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement ("TRANSACTION") without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

                                   ARTICLE 4
                 BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

      4.1 BUYER'S INSPECTIONS AND DUE DILIGENCE. Buyer acknowledges that commencing prior to the execution of this Agreement and continuing for a period which will expire on July 8, 2005 ("DUE DILIGENCE PERIOD"), Buyer has conducted, and shall continue to conduct, its examinations, inspections, testing, studies and/or investigations (herein collectively called the "DUE DILIGENCE") of the Property. By way of example, and not limitation, the Due Diligence shall include Buyer's evaluation of information regarding the Property and such documents in Seller's possession applicable to the Property, including, but not limited to, the Title Report, the Survey, the Lease, the Contracts, the Property Documents (as defined in Subsection 6.3(l)), the environmental reports listed on Exhibit B attached hereto and incorporated herein by this reference, and such other nonproprietary, nonprivileged reports, documents, books and records which pertain to the Property as Buyer has deemed or shall deem necessary or appropriate (all of the foregoing documents being herein collectively called the "DOCUMENTS"). Buyer shall not have the right to perform any invasive testing of the Property without Seller's prior written consent, which Seller may give or withhold, in Seller's sole discretion. In connection with such due diligence, subject to the limitations in Section 1.2, Seller shall deliver any documents reasonably requested by Buyer and in the possession of Seller or Seller's property manager, within three (3) business days following such request.

      4.2 TERMINATION OF AGREEMENT DURING DUE DILIGENCE PERIOD. If Buyer is not satisfied, in Buyer's sole discretion, with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller given in accordance with the provisions of Section 14.9 hereof at any time prior to 5:00 p.m. Central Time on the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement prior to 5:00 p.m. Central Time on the last day of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 4 and shall be obligated to deliver the Additional Earnest Money to the Escrow Agent. Subject to Seller's prior approval, which shall not be unreasonably withheld or delayed, Buyer shall have the right after the expiration of the Due Diligence Period to conduct further physical examinations, inspections, testing, studies and/or investigations regarding the Property, but such additional examinations, inspections, testing, studies and/or investigations shall not extend the Due Diligence Period.

      4.3 BUYER'S CERTIFICATE. Buyer shall deliver to Seller at the Closing, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.


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

                                   ARTICLE 5
                           ADJUSTMENTS AND PROBATIONS

The following adjustments and proration shall be made at Closing or at such time as agreed between the parties:

      5.1 LEASE RENTALS AND EXPENSES. Subject to the provisions of this Section, Rent (as defined below) shall be prorated as of the Closing. Seller shall be entitled to all Rents attributable to any period prior to and including the day on which the Closing occurs, and Buyer shall be entitled to all Rent attributable to any period after the day on which the Closing occurs. "RENT" as used herein shall mean the fixed monthly rents and escalation rents and any tax and operating cost reimbursements due from the tenant under the Lease. Tax reimbursements include, but are not limited to, real property tax reimbursements. Pursuant to the terms of the Lease, rent is paid monthly, in arrears. At Closing, Seller shall be entitled to, and receive a credit for all accrued but unpaid Rent and which right to collect same shall be assigned to Buyer. In addition, in the event Seller shall have paid any tax reimbursements which remain due and unpaid by the tenant under the Lease, Seller shall receive at Closing a credit for any such tax reimbursement and which right to collect same shall be assigned to Buyer at Closing. Seller's and Buyer's rights and obligations under this section shall survive the Closing.

      5.2 TAXES. Real estate taxes and assessments on the Property shall not be prorated as such costs are the obligation of the tenant under the Lease and will be reimbursed pursuant to the terms thereof. Buyer shall accept the property subject to all non-delinquent taxes and assessments and shall subsequently be responsible for the payment of same and collection of the reimbursement from the tenant under the Lease. As provided in Section 5.1 herein, in the event Seller shall have paid any real estate taxes and assessments on the Property and submitted same for reimbursement from tenant pursuant to the terms of the Lease, Seller shall receive a credit for such reimbursement at Closing and which right to collect such reimbursement shall be assigned to Buyer at Closing. Seller shall be entitled to retain the full amount of any tax refund received by Buyer or Seller after the Closing and attributable to a period prior to the Closing to the extent such refund is not owed to the tenant pursuant to the Lease. Buyer shall promptly deliver the full amount of such tax refund to Seller if it is received by Buyer.

      5.3 UTILITIES. Seller shall attempt to cause the utility and water meters to be read by the applicable utility provider on the day prior to the Closing or as close to the Closing as is possible if a reading on the day prior to the Closing cannot be obtained, and shall be responsible for the cost of all utilities and water used prior to that time, except to the extent such utility charges are billed to and paid by tenants directly. To the extent utility readings cannot be taken on the day prior to the Closing, Buyer and Seller shall reasonably estimate what the readings are likely to have been as of the Closing based on the actual reading, when the actual reading occurred and such information as may be available to Buyer and Seller relating to daily usage rates. Any security or service deposits delivered by Seller to utility providers, and any interest required to be paid thereon, shall be and remain the sole property of Seller, and any refund of such security deposits shall be made directly to Seller except to the extent such deposits are assigned to Buyer by Seller in which case, Buyer shall be debited and Seller credited the amount of such assigned deposits. On the Closing, except to the extent such utility accounts are in the name of the tenant, Buyer shall cause all accounts with utility companies to be changed to its name, and all utility bills for periods from and after the Closing shall be paid by Buyer.

      5.4 CLOSING COSTS. Buyer shall pay (a) the cost of all endorsements and all premiums and charges of the Title Company for the Owner's Title Policy
      (b) the cost of updating the Survey, (c) all recording charges in connection with the instruments by which Seller conveys the Property, (d) one-half of all escrow charges, (e) all costs of Buyer's Due Diligence, including fees due its consultants and attorneys, (f) all lenders' fees related to any financing to be obtained by Buyer, if any, (g) all personal property taxes and (h) all mortgage registration taxes and any other recording fees, taxes or other expenses applicable to any financing to be obtained by Buyer and the cost of all endorsements and all premiums and charges of the Title Company for any Loan Title Policy relating to any financing to be obtained by Buyer. Seller shall pay (a) one-half of all escrow charges, (b) all fees due its attorneys, and (c) all documentary transfer taxes applicable to the transfer of a parcel of the Real Property, if any. The obligations of the parties under this Section 5.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

      5.5 Intentionally Deleted.

      5.6 APPORTIONMENT CREDIT. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price or
      (ii) to Seller, Buyer shall pay the amount of the credit to Seller through escrow on the Closing in addition to the Purchase Price.

      5.7 DELAYED ADJUSTMENT; DELIVERY OF OPERATING AND OTHER FINANCIAL STATEMENTS. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before eighteen (18) months after Closing (such period being referred to herein as the "POST CLOSING ADJUSTMENT PERIOD"). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period and at other times upon Seller's written request. The provisions of this Section 5.7 shall survive the Closing and not be merged therein.

      5.8 PURCHASE PRICE ADJUSTMENT. If the actual operating expenses for the Property for the first year of operation, as verified by the current property manager ("ACTUAL OPERATING EXPENSES"), are greater than the operating expenses set forth in the Argus run that was provided to Buyer by Seller as set forth in Exhibit R attached hereto and incorporated herein by this reference (the "ARGUS RUN OPERATING EXPENSES") by more than 3%, the Purchase Price will be reduced by an amount equal to the amount by which Actual Operating Expenses exceed the Argus Run Operating Expenses by more than 3%, divided by a 7% capitalization rate. If the Actual Operating Expenses are less than the Argus Run Operating Expenses by more than 3%, the Purchase Price will be increased by an amount equal to the amount by which Actual Operating Expenses are less than the Argus Run Operating Expenses by more than 3%, divided by a 7% capitalization rate. The first year of operation shall be defined as the one year period beginning the earlier of (i) The receipt of an Acceptance/Rent Start Letter or Supplemental Lease Agreement executed by tenant; or (ii) the issuance of a permanent certificate of occupancy for the Property. The reconciliation of Actual Operating Expenses and Argus Run Operating Expenses for the purchase price adjustment as set forth in this Section 5.8 shall include only those expenses specifically itemized in the Argus Run Operating Expenses and such additional expenses that were incurred pursuant to the Lease. Any expenses not identified by line item in the Argus Run Operating Expenses will not be included in a reconciliation to calculate the purchase price adjustment unless such additional expenses were incurred pursuant to the lease. As set forth in Section 9.1.4 of this Agreement, CB Richard Ellis and BC Development Company will act as property managers for the Property (the "Property Manager"). During the first year of operation of the Property, Buyer will act in good faith and in a commercially reasonable manner and will not cause Annual Operating Expenses to be increased in comparison to the Argus Run Operating Expenses by directing the Property Manager to conduct daily business in a manner contrary to of the expenses itemized in the Argus Run Operating Expenses and those expenses required in the Lease. During the first year of operation of the Property, Seller will act in good faith an in a commercially reasonable manner and will not cause Annual Operating Expenses to be decreased in comparison to the Argus Run Operating Expenses by directing Property Manager to conduct daily business in a manner contrary to those requirements under the Lease and those expenses necessary to operate and maintain the building in a first-class office building. If Buyer causes Annual Operating Expenses to increase as a result of actions that are not consistent with those expenses itemized in the Argus Run Operating Expenses and those expenses that should be incurred pursuant to the Lease, such resulting amount of increase in Annual Operating Expenses will not be included in a reconciliation for the purchase price adjustment. If Seller causes Annual Operating Expenses to decrease as a result of actions that are not consistent with those expenses itemized in the Argus Run Operating Expenses, or necessary to operate and maintain the building in a first-class office manner, or necessary additional expenses that should be incurred pursuant to the Lease, such resulting amount of decrease in Annual Operating Expenses will not be included in a reconciliation for the purchase price adjustment.


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

                                   ARTICLE 6
                                     CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

      6.1 CLOSING DATE. The Transaction shall close July 22, 2005 (the "CLOSING DATE"). References in this Agreement to the "CLOSING" or the "CLOSE OF ESCROW" shall mean the date the deed conveying title to the Property to Buyer is recorded. The Closing shall be conducted through the escrow with Escrow Agent. Time is of the essence with respect to the Closing Date.

      6.2 TITLE TRANSFER AND PAYMENT OF PURCHASE PRICE. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey title to the Real Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 2 by timely delivering the same to the Escrow Agent no later than 1:00 p.m. Central Time on the Closing Date and unconditionally directing the Escrow Agent to deposit the same in Seller's designated account by 2:00 p.m. Central Time on the Closing Date. For each full or partial day after the Closing Date that Seller has not received in its account the payment specified in Article 2, Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the rate per annum equal to the "prime rate" as announced from time to time by The Wall Street Journal. Notwithstanding the foregoing, provided Seller is not in default, Seller shall have the right to terminate this Agreement at any time if such payment is not received in Seller's designated account within one (1) business day after the Closing Date.

      6.3 SELLER'S CLOSING DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered the following:

                  (a) Deeds. A deed in the form of Exhibit D attached hereto and incorporated herein by this reference for each separate legal parcel of Real Property (collectively, the "DEEDS").

                  (b) Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference.

                  (c) Assignment of Lease. An assignment and assumption of the Lease, in the form of Exhibit F attached hereto and incorporated herein by this reference ("ASSIGNMENT OF LEASE").

                  (d) Assignment of Contracts. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deeds, Bill of Sale or Assignment of Lease) in the form of Exhibit G attached hereto and incorporated herein by this reference ("ASSIGNMENT OF CONTRACTS").

                  (e) Notice to Tenant. A single form letter in the form of Exhibit H attached hereto and incorporated herein by this reference which shall be sent by Buyer after Closing to the tenant under the Lease ("NOTICE TO TENANT").

                  (f) Novation Letter Agreement. A fully executed Novation Letter Agreement in the form of Exhibit I attached hereto and incorporated herein by this reference ("NOVATION LETTER AGREEMENT"). If Seller is unable to obtain a fully executed Novation Letter Agreement, Seller shall not be in default under this Agreement. If Seller is unable to obtain a fully executed Novation Letter Agreement, either party shall have the right to elect, as its sole and exclusive remedy, to terminate this Agreement by written notice to the other party, promptly after which the Deposit shall be returned to Buyer.

                  (g)  Non-Foreign   Status  Affidavit.   A  non-foreign  status
affidavit in the form of Exhibit J attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code.

                  (h) Seller's Certificate. The certificate of Seller certifying that the matters set forth in Section 8.2 are still true and correct in all material respects.

                  (i) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction; provided, however, Seller shall not be obligated to incur any cost or subject itself to any liability not contemplated by this Agreement in order to provide such documents.

                  (j)    Termination   of   Existing    Management    Agreement.
Documentation of termination of any existing management agreement for the Real Property.

                  (k) Statement of Lease. Buyer shall have received not later than five days prior to the Closing Date, an executed statement of lease (the "STATEMENT") from tenant in the form which tenant is required to provide pursuant to the terms of the Lease. The Statement shall be dated no earlier than thirty (30) days prior to the initially scheduled Closing Date and shall be substantially in the form of Exhibit K attached hereto and incorporated herein by this reference. The Statement shall be executed by the Contracting Officer (as defined in the Lease) in the form of a letter stating that: (i) the Lease is in full force and effect, (ii) the date to which the rent and other charges have been paid in advance, if any, and (iii) whether any notice of default has been issued. The Statement shall be subject to the following conditions: (i) that the Statement is based solely on a reasonably diligent review of the Contracting Officer's lease file as of the date of issuance, (ii) that the Government (as defined in the Lease) shall not be held liable because of any defect in or condition of the premises or building, (iii) that the Contracting Officer does not warrant or represent that the premises or building comply with applicable Federal, State and local law and (iv) that the Lessor (as defined in the Lease) and any prospective purchaser, including Buyer, are deemed to have constructive notice of such facts as would be ascertainable by reasonable pre-purchase and pre-commitment inspection of the premises and building and by inquiry to appropriate Federal, State and local government officials.

                  (l) Property Documents. To the extent in the possession of Seller or the current property managers of Seller, all books and records subject to the limitations set forth in Section 1.2, relating exclusively to the operation and management of the Property (collectively, the "PROPERTY DOCUMENTS").

                  (m) Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Seller's building manager's possession and originals or, if originals are not available, copies, of the Leases and Contracts.

                  (n) Collateral Assignment of Construction Contract. A fully executed Collateral Assignment in the form of Exhibit O attached hereto and incorporated herein by this reference by Batson-Cook Company.

                  (o) Development and Management Agreement and Completion Guaranty. A Development Management Agreement in the form of Exhibit P attached hereto and incorporated herein by this reference executed by the Development Manager. A fully executed Completion Guaranty in the form of Exhibit Q attached hereto and incorporated herein by this reference.

The items to be delivered by Seller in accordance  with the terms of Subsections
(a) through (j) of this Section 6.3 shall be delivered to the Escrow Agent no later than 5:00 p.m. Central Time on the last business day prior to the Closing Date. The estoppel certificate described in Section (k) of this Section 6.3 shall be delivered in accordance with Section (k). The items to be delivered by Seller in accordance with the terms of Subsections (l) and (m) of this Section
6.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date or if they are made available to Buyer for pick up at Seller's main offices or at the office of Seller's current property manager.

      6.4 BUYER'S CLOSING DELIVERIES. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  (a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

                  (b) Assignment of Lease. The Assignment of Lease executed and acknowledged by Buyer.

                  (c) Assignment of Contracts. The Assignment of Contracts executed and acknowledged by Buyer.

                  (d) Buyer's Certificates. The certificate of Buyer required under Article 4 hereof and a certificate of Buyer certifying as to the matters set forth in Section 8.1.

                  (e) Property Management Agreement. The Property Management Agreement (as hereinafter defined in Article 9) with CB Richard Ellis and BC Development Company executed and acknowledged by Buyer.

                  (f) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

The Purchase Price shall be paid in accordance with the terms of Section 6.2 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (b) through (f) of this Section 6.4 shall be delivered to the Escrow Agent no later than 5:00 p.m. Central Time on the last business day prior to the Closing Date.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

      7.1 SELLER'S OBLIGATIONS. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

                  (a) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

                  (b) Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

                  (c) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.4 and shall have performed all other material covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

                  (d) Buyer Closing on All Portfolio Contracts. Buyer or affiliates of Buyer shall be obligated to simultaneously Close the acquisition of 300 Minnesota Avenue, Kansas City, Kansas 66101, and 8660 South Sandy Parkway, Sandy, Utah 84070, and 920 18th Street North, Birmingham, Alabama 35203, and 1100 18th Street North, Birmingham, Alabama 35203 (collectively along with the Property referred to as the "Portfolio Properties") under separate Real Estate Purchase and Sale Agreements with entities affiliated with Seller (collectively along with this Agreement the "Portfolio Agreements"). The parties agree that the Buyer shall have no right to elect to purchase less than all of the Portfolio Properties pursuant to the Portfolio Agreements. The parties further agree that any determination by Buyer or any other purchaser under any of the Portfolio Agreements to not acquire any of the Portfolio Properties shall be deemed to be a determination by Buyer not to acquire the Property.

      7.2 BUYER'S OBLIGATIONS. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Buyer by an express written waiver, at its sole option:

                  (a) Representations True. Subject to the provisions of Section 8.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date; and

                  (b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement; and

                  (c) Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.3 and shall have performed all other material covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

                  (d) No Lease Default. No default has occurred or is continuing under the Lease.

      7.3 WAIVER OF FAILURE OF CONDITIONS PRECEDENT. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction, Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. In the event any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies permitted by the terms of Article 10 hereof.

      7.4 APPROVALS NOT A CONDITION TO BUYER'S PERFORMANCE. Subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 4 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner's Title Policy.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

      8.1 BUYER'S REPRESENTATIONS. Buyer represents and warrants to, and covenants with, Seller as follows:

            8.1.1 Buyer's Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the laws of Delaware (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership or corporate action on the part of Buyer and are the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the agreement of partnership of Buyer will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

            8.1.2 Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law.

      8.2 SELLER'S REPRESENTATIONS. Seller represents and warrants to Buyer as follows:

            8.2.1 Seller's Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite action on the part of Seller and are the valid and legally binding obligation of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

            8.2.2 Other Seller's Representations:

                  (a) To Seller's knowledge, except as listed in Exhibit L attached hereto and incorporated herein by this reference, or as disclosed in the due diligence information provided by Seller to Buyer during the Due Diligence Period, Seller has not been served with a complaint in any legal action which would adversely affect the Property after the Closing.

                  (b) Exhibit L attached hereto is a true, correct and complete listing of all Contracts and as of the date of this Agreement, Seller has not entered into any service, supply, maintenance or utility contracts affecting the Property which cannot be terminated on thirty (30) days' advance written notice other than Exhibit L.

                  (c) To Seller's knowledge, except as listed on Exhibit L attached hereto, or as disclosed in the due diligence information provided by Seller to Buyer during the Due Diligence Period, as of the Effective Date,
Seller has received no written notice from a federal, state or local governmental agency that the Property is as of the date of this Agreement in violation of a law, code or ordinance.

                  (d) As of the date of this Agreement, the only tenant of the Property is the tenant listed in Exhibit M attached hereto and incorporated herein by this reference.

                  (e) Subject to the matters disclosed in the Statement, the Lease is in full force and effect and, to Seller's knowledge, no uncured breach or default exists on the part of the lessee thereunder, nor has any written or oral notice been received by Seller alleging any potential or alleged defaults by landlord thereunder, no rent called for under the Lease has been paid in advance of its due date and the lessee thereunder is not asserting, to Seller's knowledge, any claim of off-set or other defense in respect of its or the landlord's obligations under the Lease.

                  (f) There are no leasing commissions due in connection with the execution of the Lease or due in connection with any renewal or extension of the Lease.

            8.2.3 No Other Agreements. Seller has not entered into any currently effective agreement to sell or dispose of all or any portion of its interest in and to the Property (except for this Agreement and any options to purchase the Property or a portion thereof that may be contained in any of the Leases).

      8.3 GENERAL PROVISIONS.

            8.3.1 Intentionally Deleted.

            8.3.2 Definition of "Seller's Knowledge". All references in this Agreement to "SELLER'S KNOWLEDGE" or words of similar import shall refer only to the actual knowledge of Daniel K. Carr ("DESIGNATED EMPLOYEE") and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employee. There shall be no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

            8.3.3 Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, (a) Buyer shall be "deemed to know" of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, or any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "BUYER'S REPRESENTATIVES") or otherwise obtained by Buyer or Buyer's Representatives discloses such fact or circumstance to Buyer and (b) Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, or any Buyer's Representatives, or otherwise obtained by Buyer or Buyer's Representatives contains information which is inconsistent with such representation or warranty.

            8.3.4 Notice of Breach; Seller's Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90)
            days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated , the Deposit shall be returned to Buyer, Seller shall reimburse Buyer for all reasonable legal fees and the costs of third party reports, not to exceed $50,000 and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated to exceed an amount in excess of One Hundred Thousand and No/100 ($100,000.00) Dollars. A default of Seller's representation under Section 8.2.2(e) shall be deemed material.

            8.3.5 Survival; Limitation on Seller's Liability. The representations and warranties made by Seller in Section 8.2 shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the two hundred tenth (210t) day after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties herein or in any documents executed by Seller at Closing (including, but not limited to, any of Seller's representation letters delivered pursuant to Subsection 6.3 (j)) shall be limited as set forth in Section 14.15 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than an amount equal to One Hundred Thousand and No/100 ($100,000.00) Dollars.

                                    ARTICLE 9
                                    COVENANTS

      9.1 BUYER'S COVENANTS. Buyer hereby covenants as follows:

            9.1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to or for the benefit of Buyer whether by agents, consultants, employees or representatives of Buyer or by Seller or any of its agents, representatives or employees, including, but not limited to, any information heretofore or hereafter obtained by Buyer or any of Buyer's Representatives in connection with any studies, inspections, testings or analyses conducted by Buyer as part of its due diligence. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents delivered by Seller to Buyer containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees, consultants, members of professional firms serving it or potential lenders, and (ii) as any governmental agency may require in order to comply with applicable municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations (herein collectively called "LAWS"). The provisions of this Subsection 9.1.1 shall survive any termination of this Agreement.

            9.1.2 Buyer's Indemnity; Delivery of Reports. Buyer hereby agrees to indemnify, defend, and hold Seller free and harmless from and against any and all costs, losses, damages and expenses, of any kind or nature whatsoever (including reasonable attorneys' fees and costs but excluding punitive damages) arising out of or resulting from the breach of the terms of Subsection 9.1.1 or the entry and/or the conduct of activities upon the Property by Buyer or any of Buyer's Representatives in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Buyer shall deliver promptly to Seller copies of all third party reports commissioned by or on behalf of Buyer evidencing the results of tests, studies or inspections of the Property.

            9.1.3 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding Hazardous Materials on or the environmental condition of the Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. As used herein, the term "HAZARDOUS MATERIAL" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than
            0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

            9.1.4 Property Management Agreement. Buyer agrees that Buyer shall enter into a Property Management Agreement with CB Richard Ellis and BC Development Company for the management of the Property after Closing in accordance with Property Management Agreement attached hereto as Exhibit N and incorporated herein by reference.

            9.1.5 No Contact with Tenant. Buyer agrees not to make any contact with the tenant of the Property without first obtaining the prior written consent of Seller. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five
            (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with the tenant.

      9.2 SELLER'S COVENANTS. Seller hereby covenants as follows:

            9.2.1 Service Contracts. Without Buyer's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date Seller shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice.

            9.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 11 hereof, between the date hereof and the Closing Date, Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that, subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 4 hereof, Buyer hereby agrees that it shall accept the Property subject to, and Seller shall have no obligation to cure, (i) any violations of Laws, and (ii) any physical conditions which would give rise to violations of Laws, which, with respect to both clauses (i) and
            (ii), exist on the last day of the Due Diligence Period and of which Buyer has actual knowledge. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

            9.2.3 Access to Property. Between the date hereof and the Closing Date, Seller shall allow Buyer or Buyer's representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property or the rights of the tenant; (b) after the expiration of the Due Diligence Period, Buyer shall not be permitted to perform any further testing or other physical evaluation of the Property prior to Closing except with Seller's prior written consent; (c) Seller or its designated representative shall have the right to pre-approve, in Seller's sole discretion, and be present during any physical testing of the Property; and (d) Buyer shall return the
            Property to the condition existing prior to such tests and inspections.

            9.2.4 Within five (5) business days following the Effective Date, Seller shall submit a request to the Contracting Officer to execute and deliver a Statement. Seller shall use good faith efforts to obtain such Statement from the Contracting Officer.

            9.2.5 Seller shall, without incurring any expense, cooperate with efforts of Buyer to obtain any title related estoppel certificates that Buyer may require.

      9.3 MUTUAL COVENANTS.

            9.3.1 Publicity. Seller and Buyer each hereby covenant that prior to and after the Closing neither Seller nor Buyer shall issue any press release or public statement (a "RELEASE") with respect to the Transaction without the prior consent of the other, which consent may be granted or withheld in the sole discretion of Seller, except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

            9.3.2 Broker. Seller and Buyer expressly acknowledge that Gary Carr and Russell Ingrum of CB Richard Ellis, Inc. ("BROKER") have acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay the brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker if this Transaction closes but not otherwise, anything to the contrary in the separate agreement between Seller and Broker notwithstanding (it being understood that the payment of the Purchase Price to Seller and the performance of all of Buyer's obligations hereunder to Seller are conditions precedent to Seller's obligation to pay any brokerage commission due Broker under the separate agreement between Seller and Broker). By its execution hereof, Broker acknowledges that Cathy Howard and Jon Walker (collectively the "PARTICIPATING BROKER") are participating brokers and Broker shall pay the Participating Broker in accordance with the separate agreement between Broker and Participating Broker if this Transaction closes but not otherwise. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Buyer as a result of any claims by any party (other than Broker) claiming to have represented Seller as broker in connection with the
            Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Seller as a result of any claims by any party (other than Broker) claiming to have represented Buyer as broker in connection with the Transaction.

            9.3.3 Tax Protests; Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable for the calendar year in which the Closing occurs and all prior calendar years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable for all calendar years subsequent to the calendar year in which the Closing occurs. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Lease; and third, apportioned between Buyer and Seller as follows:

                  (a) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in proportion to the number of days in such calendar year that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

                  (b) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any period prior to the calendar year in which the Closing occurs, Seller shall be entitled to the entire refunds and credits; and

                  (c) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any period after the calendar year in which the Closing occurs, Buyer shall be entitled to the entire refunds and credits.

            9.3.4 Survival. The provisions of this Section 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

                                   ARTICLE 10
                              FAILURE OF CONDITIONS

      10.1 TO SELLER'S OBLIGATIONS. If, on or before the Closing Date, Buyer is in default of any of its obligations under this Agreement, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to retain the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

IN THE EVENT THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE DEPOSIT (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL BE TERMINATED, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER. NOTHING CONTAINED IN THIS PARAGRAPH SHALL LIMIT SELLER'S RIGHT TO RECOVER ATTORNEYS FEES AND COSTS IN ENFORCING ITS RIGHTS UNDER THIS AGREEMENT.

        Seller's Initials: /s/ DC                  Buyer's Initials: /s/ RB

      10.2 TO BUYER'S OBLIGATIONS. If, at the Closing, Seller is in default of any of its obligations under this Agreement, Buyer shall have the right, to elect, as its sole and exclusive remedy, to take one, but not more than one, of the following actions: (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, and to recover the actual out-of-pocket expenses paid by Buyer to unrelated third parties in evaluating the purchase of the Property in a total amount not to exceed Fifty Thousand Dollars ($50,000.00), (b) waive the default and proceed to close the Transaction or (c) in lieu of (a) above bring an action against Seller for specific performance. Buyer's right to sue for specific performance is conditioned upon the parties agreement that in order to sue for specific performance Buyer must forever waive any claim against Seller for damages for any breach of Seller's obligations hereunder (except as specifically provided for below), Buyer will not be, in any such suit for specific performance, entitled to any off-set or reduction in the Purchase Price, Buyer must file any such suit for specific performance within ninety (90) days after Buyer becomes aware of the breach by Seller of its obligations hereunder (and if Buyer does not file any such suit with such ninety (90) day period Buyer shall be deemed to have elected to have terminated this Agreement). Seller shall not be deemed to be in default under this Agreement until Buyer has provided Seller with a written notice specifying the default of Seller and Seller has failed to cure such default within five (5) days after receiving such notice. As a condition precedent to Buyer exercising any right it may have to bring an action to recover the expenses referred to above, Buyer must not be in default under this Agreement, and Buyer must commence an action to recover the expenses within ninety (90) days after the occurrence of Seller's default. Buyer agrees that its failure to timely commence such an action within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. In the event Buyer timely files and is otherwise entitled to sue for specific performance hereunder, Seller shall reimburse Buyer for its reasonable costs and expenses incurred by Buyer in connection with such specific performance lawsuit.

                                   ARTICLE 11
                              CONDEMNATION/CASUALTY

      11.1 CONDEMNATION.

            11.1.1 Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, and, thereafter, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election to terminate this Agreement. For purposes hereof, a "significant portion" of the Property shall mean such a portion as shall have a value, as reasonably determined by Seller, in excess of ten percent (10%) of the Purchase Price or shall result in a termination of the Lease of the Property, or shall result in a reduction of the parking spaces of the Property below the number of spaces required by applicable Laws. If Buyer elects to terminate this Agreement as aforesaid, the provisions of Section 11.4 shall apply.

            11.1.2 Assignment of Proceeds. If (a) Buyer does not elect to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all reasonable costs and expenses, including attorneys' fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.

      11.2 DESTRUCTION OR DAMAGE. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction: (i) (a) is an insured casualty and (b) would cost less than an amount equal to ten percent (10%) of the Purchase Price to repair or restore, and (ii) does not result in a termination of the Lease, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. The cost of repair shall be determined by an architect and contractor selected by Seller and reasonably approved by Buyer. In such event, Buyer shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller's casualty policy less all costs and expenses, including reasonable attorneys' fees and costs, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer ("REALIZATION Costs"), and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed an amount equal to ten percent (10%) of the Purchase Price, or the casualty is an uninsured casualty, then, notwithstanding anything to the contrary set forth above in this section, Buyer shall have the right, at its election, to terminate this Agreement. Buyer shall have ten (10) days after Seller notifies Buyer of the cost of repairing the damage to make such election by delivery to Seller of a written election notice ("ELECTION NOTICE") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such ten (10) day period shall be deemed an election to terminate this Agreement. Notwithstanding anything contained in Section 7.1(d) to the contrary, any termination by Buyer under this Section 11.2 shall not result in a termination of Buyer's right to acquire any remaining Portfolio Properties under the Portfolio Agreements. In the event Buyer does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Seller's casualty insurance policy.

      11.3 INSURANCE. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.

      11.4 EFFECT OF  TERMINATION.  If this Agreement is terminated  pursuant to
      Section 11.1 or Section 11.2, the Deposit shall be returned to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

      11.5 WAIVER. The provisions of this Article 11 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 11.

                                   ARTICLE 12
                                     ESCROW

The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the "ESCROW DEPOSITS"), together with all interest earned thereon, shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

                  (a) The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

                  (b) The party entitled to the Deposit shall pay any income taxes on any interest earned on the Escrow Deposits.

                  (c) This Agreement shall constitute Escrow Agent's escrow instructions. Buyer and Seller shall execute and return to Escrow Agent any additional standard escrow instructions Escrow Agent reasonably requests that Buyer and Seller execute within two (2) business days after they are received by Buyer and Seller. To the extent of any conflict between the terms and conditions of this Agreement and Escrow Agent's standard escrow instructions, the terms of this Agreement shall control.

                                   ARTICLE 13
                                 LEASING MATTERS

      13.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

      "EXECUTION DATE" shall mean the date that both Buyer and Seller have executed this Agreement.

      "PRE-EXECUTION LEASES" shall mean, collectively, any lease for space at the Property executed by the landlord and the tenant on or before the Execution Date.

      13.2 LEASE MODIFICATIONS. After the Execution Date and prior to the expiration of the Due Diligence Period, Seller shall not, without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial specified in reasonable detail, within five (5) business days after receipt by Buyer of the information referred to in the next sentence, (a) modify or amend any Pre-Execution Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant's lease); (b) consent to any assignment or sublease in connection with any Pre-Execution Lease; or (c) remove any tenant under any Pre-Execution Lease, whether by summary proceedings or otherwise, (the matters set forth in subparagraphs (a) through (c) above are collectively referred to as a "Lease Modification"). Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action including, if available, any draft renewal, extension, amendment, assignment or sublease. If Buyer fails to object in writing to any such proposed action within five (5) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If any Lease requires that the landlord's consent be given under the applicable circumstances, then Buyer shall be deemed ipso facto to have approved such action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejection. If Buyer rejects the proposed action, Seller shall nevertheless retain full right, power and authority to execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same. The foregoing notwithstanding, in the event Buyer has rejected the proposed action but Seller nonetheless proceeds to effect it, Buyer shall have the right, within five (5) business days after receipt of Seller's notice that Seller has taken such action, to elect to terminate this Agreement by the delivery to Seller of a written notice of termination, in which case the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section 13.2. Seller shall deliver to Buyer a true and complete copy of each such renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof. After the expiration of the Due Diligence Period, Seller shall not, without Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion, enter into any Lease Modification. Seller shall furnish Buyer with a written notice of the proposed Lease Modification. If Buyer fails to object in writing to such proposed Lease Modification within three (3) business days after receipt of such notice, Buyer shall be deemed to have rejected the proposed Lease Modification. After the Execution Date, Seller shall not, without Buyer's prior written consent, in Buyer's sole discretion, enter into any additional leases affecting the Property.

      13.3 LEASE ENFORCEMENT. Subject to the provisions of Section 13.2 above, prior to the Closing Date, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Pre-Execution Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

                                   ARTICLE 14
                                  MISCELLANEOUS

      14.1 BUYER'S ASSIGNMENT. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void ab initio; provided, however, Buyer shall be permitted to assign its rights hereunder upon notice to, but without the consent of Seller, to a wholly owned subsidiary of Buyer. If Seller consents to an assignment of this Agreement, as a condition to Buyer's right to assign this Agreement, Buyer and the assignee shall deliver to Seller a written agreement in a form reasonably acceptable to Seller executed by Buyer and the assignee whereby Buyer's obligations under this Agreement are assigned to and assumed by the assignee, and the assignee agrees to be bound by all of the terms and conditions of this Agreement as if the assignee had originally executed this Agreement ("ASSIGNMENT AGREEMENT"). In the Assignment Agreement, the assignee shall also acknowledge receipt of all Due Diligence and other information received or obtained by Buyer. An assignment of this Agreement shall not relieve Buyer of its obligations hereunder.

      14.2 DESIGNATION AGREEMENT. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "REPORTING REQUIREMENTS") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

                  (a) Escrow Agent is hereby designated as the "REPORTING PERSON" (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

                  (b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

      14.3 SURVIVAL/MERGER. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

      14.4 INTEGRATION; WAIVER. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

      14.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State where the Property is located.

      14.6 CAPTIONS NOT BINDING; EXHIBITS. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

      14.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      14.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      14.9 NOTICES. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall send a copy of such communication to the appropriate parties within one (1) business day of such facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

      IF TO BUYER:

      Caplease, LP
      110 Maiden Lane, 36th Floor
      New York, New York  10005
      Attention:   Paul Hughes, Esq.
      Telephone#:  212-217-6300
      Telecopy #:  212-217-6301

      COPY TO:

      Wolf, Block, Schorr & Solis-Cohen LLP
      1650 Arch Street, 22nd Floor
      Philadelphia, Pennsylvania  19103
      Attention: Helene S. Jaron, Esq.
      Telephone #: 215-977-2038
      Telecopy #: 215-405-2938

      IF TO SELLER:

      Austin SSA, LLC
      4717 Grand Avenue, Suite 500
      Kansas City, MO 64112
      Attention: Mr. Richard D. Baier and Daniel K. Carr
      Telephone #: (816) 756-3535
      Telecopy #: (818) 968-5890

      COPY TO:

      Daniel T. Murphy, Esq.
      Shughart Thomson & Kilroy, PC
      Twelve Wyandotte Plaza
      120 West 12th Street
      Kansas City, MO 64105
      Telephone #: (816) 374-0550
      Telecopy #: (816) 374-0509

      IF TO TITLE COMPANY OR ESCROW AGENT:

      First American Title Insurance Company of New York
      633 Third Avenue
      New York, New York  10017
      Attention:  Bruce Clay

      14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

      14.11 NO RECORDATION. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

      14.12 ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

      14.13 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

      14.14 LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. If either party is found in default of this Agreement and judgment is issued against said party for its default, then said party in default agrees to pay any and all costs arising as a result of said default, including reasonable attorneys' fees.

      14.15 BUSINESS DAY. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or any federal or state of Missouri holiday. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

      14.16 SELLER'S MAXIMUM AGGREGATE LIABILITY. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction and under this Agreement (including, without limitation, in connection with the breach of any representations and warranties contained herein) and any and all documents executed pursuant hereto or in connection herewith for which a claim is timely made by Buyer shall not exceed Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00); and provided, shall be actionable by the Buyer only if Buyer's aggregate damages resulting from the breach are reasonably estimated to exceed an amount in excess of One Hundred Thousand and No/100 ($100,000.00) Dollars; and provided, Seller shall not be liable for the initial One Hundred Thousand and No/100 ($100,000.00) Dollars in damages resulting from the breach. Seller shall only have liability for the amount by which Buyer's aggregate damages resulting from the breach exceed One Hundred Thousand and No/100 ($100,000.00), and in no manner shall Seller's maximum aggregate liability exceed Two Hundred and Fifty Thousand and no/100 Dollars ($250,000.00). The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

      14.17 1031 EXCHANGE. Buyer may acquire or Seller may sell the Property through a tax-free exchange under Section 1031 of the Internal Revenue Code. In connection therewith, each party agrees to execute such documents as are reasonably necessary or appropriate and otherwise cooperate with the other to effectuate such exchange; provided the other party and its representatives shall have a reasonable opportunity to review all relevant documents prior to Closing. Seller hereby indemnifies and holds Buyer free and harmless from any liability (including, but not limited to, the tax ramifications to the Seller of such tax-free exchange) arising by reason of performing the acts required hereby to effectuate the Seller's exchange, except insofar as any such liabilities are attributable to the failure of the Buyer to perform as required hereunder. Buyer hereby indemnifies and holds the Seller free and harmless from any liability (including, but not limited to, the tax ramifications to the Buyer of such tax-free exchange) arising by reason of performing acts required hereby to effectuate the Buyer's exchange, except insofar as any such liabilities are attributable to the failure of the Seller to perform as required hereunder. No party shall be required to take title or otherwise assume any liability with respect to any property other than the Property.

      14.18 PRINCIPAL/AGENT DISCLOSURE. Richard D. Baier and Daniel K. Carr are licensed real estate brokers and are employees of CB Richard Ellis; provided, however, Mr. Baier and Mr. Carr are acting solely in their capacity as principals of Seller with respect to this Transaction and are not representing Seller or Buyer as brokers. Cathy Howard is a licensed real estate broker, an employee of CB Richard Ellis and a principal of Seller, and is representing the Seller with respect to this Transaction as a Participating Broker.

      14.19 WAIVER OF JURY TRIAL. BUYER AND SELLER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

                                 SELLER


                                 AUSTIN SSA, LLC


                                 By: /s/ Daniel Carr
                                     -------------------------------------------
                                     Name:  Daniel Carr
                                     Title: Manager - Authorized Member
                                     Date:  07/18/2005

                                 BUYER

                                 CAPLEASE, LP, a Delaware limited partnership

                                 By: CLF OP General Partner, LLC, a Delaware
                                     limited liability company, its general
                                     partner

                                     By: Capital Lease Funding, Inc., a Maryland
                                         corporation, its sole member


                                 By: /s/ Robert Blanz
                                     -------------------------------------------
                                     Name:  Robert Blanz
                                     Title: Senior Vice President
                                     Date:  07/18/2005

                            AGREEMENT OF ESCROW AGENT

An original fully-executed copy of this Agreement, together with the Initial Earnest Money, have been received by the Escrow Agent this 21 day of July, 2005, and by execution hereof, the Escrow Agent hereby confirms its obligation as the Escrow Agent hereunder.

                                 FIRST AMERICAN TITLE INSURANCE COMPANY
                                   of NEW YORK


                                 By: /s/ Hilary A. Kruce
                                     -------------------------------------------
                                     Name:  Hilary A. Kruce
                                     Title: Vice President/Counsel
                                     Date:  07/21/2005

                                 BROKER JOINDER

      The undersigned joins in the execution of this Agreement for the purpose of representing and warranting to Buyer and Seller that it: (i) is a duly licensed real estate broker in such jurisdiction in which it is duly authorized to earn and receive a commission in connection with the Transaction evidenced by this Agreement, (ii) has contacted no other real estate broker, finder or other party in connection with this transaction to whom fees may be due or payable, and (iii) acknowledges and agrees to the terms and provisions of Section 9.3.2 hereof. The undersigned shall indemnify and hold Buyer and Seller harmless from any and all loss, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) resulting by reason of a breach of the representations and warranties made herein or by reason of any claims of entitlement to a commission, fee or other sum in connection with the transaction evidenced by this Agreement made by any present or former employee of the undersigned. Notwithstanding anything contained in this Agreement to the contrary, this provision shall survive Closing or any termination of this Agreement.

                                 CB RICHARD ELLIS, INC.


                                 By: /s/ Gary Carr
                                     -------------------------------------------
                                     Name:  Gary Carr
                                     Title: Senior Vice President


                                 CB RICHARD ELLIS, INC.


                                 By: /s/ Russell Ingrum
                                     -------------------------------------------
                                     Name:  Russell Ingrum
                                     Title: Senior Vice President